Exhibit 99.1

For Immediate Release

Contact: Mike Drickamer

Vice President, Investor Relations

(281) 765-7170

Patterson-UTI Energy Provides Update on Expected Fourth Quarter Financial Results

HOUSTON – January 4, 2023 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) announced today that it expects its net income for the fourth quarter of 2022 to exceed $100 million and its adjusted EBITDA for the fourth quarter of 2022 to surpass $230 million, based on current projections. The Company also demonstrated its commitment during the fourth quarter to returning capital to its shareholders while maintaining a strong balance sheet. In aggregate, the Company returned $74.3 million to shareholders in the fourth quarter through its regularly scheduled dividend and the purchase of approximately 3.3 million shares of its common stock for $57.2 million. The Company also repurchased $22.4 million of its long-term indebtedness during the fourth quarter.

“In contract drilling, average rig revenue per day benefited primarily from contract renewals with more favorable pricing than expected,” stated Andy Hendricks, Patterson-UTI’s Chief Executive Officer. “Pressure pumping benefited from strong pricing and utilization, including downtime around the holidays that was less severe than we had forecasted, despite the inclement weather,” he added.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling, pressure pumping and directional drilling services. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "project," "pursue," "should," "strategy," "target," or "will," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions, including as a result of economic repercussions from the COVID-19 pandemic; global economic conditions; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; the ultimate timing, outcome and results of integrating the operations of Pioneer Energy Services into Patterson-UTI; the effects of the acquisition on Patterson-UTI, including Patterson-UTI’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the acquisition; the failure to realize expected synergies and other benefits from the acquisition; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

Patterson-UTI has prepared the preliminary financial data for the fourth quarter of 2022 presented in this press release based on the most current information available to management. Patterson-UTI’s normal financial reporting processes with respect to this preliminary financial data have not been fully completed, and thus actual financial results could be different from this preliminary financial data, and any differences could be material. You are cautioned not to place undue reliance on these estimates.

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Minimum Estimated Adjusted EBITDA

(unaudited, dollars in thousands)

The following table sets forth a reconciliation of minimum estimated Adjusted EBITDA to estimated net income, which is the most directly comparable measure of financial performance calculated under GAAP:

Minimum Estimated Adjusted EBITDA:	4Q22
Estimated net income	> $100,000
Estimated income tax expense	> $0
Estimated net interest expense	> $8,000
Estimated depreciation, depletion, amortization and impairment	> $121,000
Minimum Estimated Adjusted EBITDA	> $230,000

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as net income plus net interest expense, income tax expense and depreciation, depletion, amortization and impairment expense. We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the GAAP measure of net income. Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.